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Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
AND RULE 13a-14(a)/15d-14(a) OF THE EXCHANGE ACT OF 1934

        I, James C. Foster, Chief Executive Officer of Charles River Laboratories International, Inc. (the Company) certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of the Company;

  2.
  Based on my knowledge, this Amendment No. 1 to the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Dated: April 8, 2004	/s/ JAMES C. FOSTER James C. Foster Chairman, Chief Executive Officer and President Charles River Laboratories International, Inc.

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CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 AND RULE 13a-14(a)/15d-14(a) OF THE EXCHANGE ACT OF 1934